UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                   Report of Event occurring on March 21, 2001


                         Commission File No. 33-55254-01
                                             -----------




                                W-WAVES USA, INC.






         Nevada                                       87-0467339
---------------------------------         ----------------------------------
(State or other jurisdiction              (I.R.S. Employer Identification
of incorporation or organization)                  Number)

Les Tours Triomphe
2500, Boulevard Daniel-Johnson
Suite 1108
Laval (Quebec) Canada H7T 2P6
--------------------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code (450) 686-6993




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ITEM 4.  Change in Registrant's Certifying Accountant

On December 20, 2000 the independent accountant, Andersen Andersen & Strong, L.C., which had been engaged as the independent auditor of the financial statements of W-WAVES USA, INC. (the "Registrant") resigned from that position. The reason for the resignation was that the independent accounting firm has retired from the practice of issuing reports or opinions for client companies which are publicly traded corporations. There had never been an adverse opinion or a disclaimer of opinion or an opinion qualified as to uncertainty, audit scope or accounting principles, concerning the Registrant, issued by the resigning accountant. There were never any disagreements between the Registrant and the resigning accountant regarding accounting principles or practices, financial disclosure or auditing scope or procedure.

On March 12, 2001 the Registrant retained the independent accounting firm of Smith & Company, 10 West 100 South, Salt Lake City, Utah as its principal accountant for the auditing of the Registrant's financial statements.

ITEM 5.  Appointment of New Chief Financial Officer

On March 13, 2001 the Registrant appointed Mr. Jean-Luc Amez to be a Director and Chief Financial Officer.

ITEM 7.  Financial Statements and Exhibits

Exhibits: Exhibit 16 Letter from Andersen Andersen & Strong L.C. to Securities and Exchange Commission dated March 21, 2001.


                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               W-WAVES USA, Inc.
                                        -----------------------------
                                                 (Registrant)


Date:  March 22, 2001                   By       \s\ Victor LaCroix
       ------------------                 ---------------------------
                                           President and Director
                                           W-WAVES USA, Inc.



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                                                                      Exhibit 16

Securities and Exchange Commission
450 5th Street, N.W.
Washington,  D.C. 20549

                                           March 21, 2001

To Whom it May Concern:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 20, 2000, to be filed by our former client W-Waves USA, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very Truly Yours,

Andersen Andersen & Strong L.C.




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